Exhibit 21

Mentor Graphics Subsidiaries

Accelerated Technology (PVTD) Limited

Accelerated Technology S.A.

Anacad Electrical Engineer Software Ltd.

Descon Management GmbH

First Earth, Limited

Harness Software Limited

HSL Holdings Limited

IKOS (India) Pvt. Ltd.

IKOS Systems Limited

IKOS Systems Sarl

Ikos Systems, Inc.

Innoveda GmbH

Innoveda Korean Holdings, Inc.

Innoveda Limited

Innoveda SARL

Innoveda, Inc.

Mentor Design Systems Pte. Ltd.

Mentor Graphics (Asia) Pte Ltd

Mentor Graphics (Canada) Limited

Mentor Graphics (Denmark) A/S (Branch)

Mentor Graphics (Deutschland) GmbH

Mentor Graphics (Egypt)

Mentor Graphics (Espana) SA

Mentor Graphics (Finland) Oy

Mentor Graphics (France) Sarl

Mentor Graphics (France) Sede Italiania

Mentor Graphics (Holdings) Limited

Mentor Graphics (Hong Kong) Limited

Mentor Graphics (India) Private Limited

Mentor Graphics (Ireland) Limited

Mentor Graphics (Ireland) Limited, Danish Branch

Mentor Graphics (Ireland), Finnish Branch

Mentor Graphics (Ireland), French Branch

Mentor Graphics (Ireland), German Branch

Mentor Graphics (Ireland), Swedish Branch

Mentor Graphics (Ireland), Taiwan Branch

Mentor Graphics (Ireland), UK Branch

Mentor Graphics (Israel) Limited

Mentor Graphics (Japan) Co. Ltd.

Mentor Graphics (Netherlands Antilles) N.V.

Mentor Graphics (Netherlands) B.V.

Mentor Graphics (Scandinavia) AB

Mentor Graphics (Schweiz) AG

Mentor Graphics (Taiwan) Limited

Mentor Graphics (UK) Limited

Mentor Graphics Development (Ireland) Ltd

Mentor Graphics Europe BV

Mentor Graphics Ltd Bermuda

Mentor Graphics Polska

Mentor Graphics Shanghai Electronic Technology Co.

Mentor Korea Company, Limited

Meta Systems SARL

Microtec Israel

Seto System GmbH

Silicon Compiler BV

Systolic Technology Limited

Veribest International Ltd. UK